EXHIBIT 99.1

AutoZone 4th Quarter Sales Increase 3.3 Percent; EPS Increases 10.6 Percent

MEMPHIS, Tenn., Sept. 18, 2007 (PRIME NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $2.0 billion for its fourth quarter (16 weeks) ended August 25, 2007, an increase of 3.3% from fiscal fourth quarter 2006. Domestic same store sales, or sales for stores open at least one year, decreased 0.2% for the quarter.

Net income for the quarter increased 1.7% over the same period last year to $217.2 million, while diluted earnings per share increased 10.6% to $3.23 per share from $2.92 per share in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, was 50.1% (versus 49.7% last year). The improvement in gross margin was due to ongoing category management efforts as well as supply chain efficiencies. Additionally, operating expenses, as a percentage of sales, were 31.3% (versus 30.4% last year). The increase in operating expenses, as a percentage of sales, primarily reflected higher occupancy costs versus last year.

For the fiscal year ended August 25, 2007, sales were $6.2 billion, an increase of 3.7% from the prior year, while domestic same store sales were up 0.1%. Operating profit increased 4.5% on an operating margin of 17.1%. For fiscal 2007, net income increased 4.6% to $596 million, while diluted earnings per share for the period increased 13.6% to $8.53 from $7.50.

Under its share repurchase program, AutoZone repurchased 2.3 million shares of its common stock for $297.4 million during the fourth quarter, at an average price of $132 per share. For the fiscal year, the Company repurchased 6.0 million shares of its common stock for $761.9 million, at an average price of $126 per share.

The Company's adjusted inventory per store, which includes supplier owned pay-on-scan inventory, as of August 25, 2007, was $500 thousand versus $501 thousand last year. Net inventory, defined as merchandise inventories less accounts payable, decreased on a per store level to $34 thousand from $38 thousand last year.

"We are pleased to report record sales and earnings for our fourth quarter. While we experienced less sales traction from our ongoing initiatives than we had expected, our marketing research continues to tell us our service levels are improving, and that our customers are more inclined to return to our stores for their next purchase. As we begin our new fiscal year, we believe we are well positioned to generate increased sales growth for both our Retail and Commercial businesses. As our operating model continues to be strong, we will maintain our disciplined approach to growing operating earnings and utilizing our capital effectively," said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended August 25, 2007, AutoZone opened 53 new stores, replaced three stores, and closed one store in the U.S. and opened 13 stores in Mexico. As of August 25, 2007, the Company had 3,933 stores in 48 states plus the District of Columbia and Puerto Rico in the U.S. and 123 stores in Mexico.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, September 18, 2007, beginning at 10:00 a.m. (EDT) to discuss the fourth quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1211 through Tuesday, September 25, 2007 at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include adjusted inventory, adjusted inventory per store, adjusted debt, and adjusted debt/EBITDAR. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's debt levels to a ratio of adjusted debt to EBITDAR and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; credit markets; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 26, 2006, for more information related to those risks.

 AutoZone's 4th Quarter Highlights - Fiscal 2007

 Condensed Consolidated Statements of Operations
 4th Quarter
 (in thousands, except per share data)

                                               GAAP Results
                                   -----------------------------------
                                    16 Weeks Ended      16 Weeks Ended
                                   August 25, 2007     August 26, 2006
                                   ---------------     ---------------

 Net sales                         $     2,002,707     $     1,939,031
 Cost of sales                             998,363             976,270
                                   ---------------     ---------------
 Gross profit                            1,004,344             962,761
 Operating, SG&A expenses                  625,975             589,643
                                   ---------------     ---------------
 Operating profit  (EBIT)                  378,369             373,118
 Interest expense, net                      38,090              34,896
                                   ---------------     ---------------
 Income before taxes                       340,279             338,222
 Income taxes                              123,104             124,771
                                   ---------------     ---------------
 Net income                        $       217,175     $       213,451
                                   ===============     ===============

 Net income per share:
      Basic                        $          3.26     $          2.94
      Diluted                      $          3.23     $          2.92

 Weighted average shares outstanding:
      Basic                                 66,554              72,561
      Diluted                               67,287              73,133

 Fiscal 2007
 (in thousands, except per share data)
                                             GAAP Results
                                   -----------------------------------
                                    52 Weeks Ended      52 Weeks Ended
                                   August 25, 2007     August 26, 2006
                                   ---------------     ---------------
 Net sales                         $     6,169,804     $     5,948,355
 Cost of sales                           3,105,554           3,009,835
                                   ---------------     ---------------
 Gross profit                            3,064,250           2,938,520
 Operating, SG&A expenses                2,008,984           1,928,595
                                   ---------------     ---------------
 Operating profit  (EBIT)                1,055,266           1,009,925
 Interest expense, net                     119,116             107,889
                                   ---------------     ---------------
 Income before taxes                       936,150             902,036
 Income taxes                              340,478             332,761
                                   ---------------     ---------------
 Net income                        $       595,672     $       569,275
                                   ===============     ===============
 Net income per share:
      Basic                        $          8.62     $          7.57
      Diluted                    * $          8.53     $          7.50
 Weighted Average Shares outstanding:
      Basic                                 69,101              75,237
      Diluted                               69,844              75,859

 Selected Balance Sheet Information
 (in thousands)

                                   August 25, 2007     August 26, 2006
                                   ---------------     ---------------
 Merchandise inventories               $ 2,007,430     $     1,846,650
 Current assets                          2,270,455           2,118,927
 Property and equipment, net             2,177,842           2,051,308
 Total assets                            4,804,709           4,526,306
 Accounts payable                        1,870,668           1,699,667
 Current liabilities                     2,285,894           2,054,568
 Debt                                    1,935,618           1,857,157
 Stockholders' equity                      403,200             469,528
 Working capital                           (15,439)             64,359

 ---------------------------------------------------------------------
 Adjusted Debt / EBITDAR
 (Trailing 4 Qtrs)                 August 25, 2007     August 26, 2006
 -----------------------           ---------------     ---------------

 Net income                        $       595,672     $       569,275
 Add: Interest                             119,116             107,889
      Taxes                                340,478             332,761
                                   ---------------     ---------------
 EBIT                                    1,055,266           1,009,925

 Add: Depreciation                         159,411             139,465
      Rent expense                         152,523             143,888
      Option expense                        18,462              17,370
                                   ---------------     ---------------
 EBITDAR                           $     1,385,662     $     1,310,648

 Debt                              $     1,935,618     $     1,857,157
 Capital lease obligations*                 55,088                  --
 Add : rent x 6                            915,138             863,328
                                   ---------------     ---------------
 Adjusted debt                     $     2,905,844     $     2,720,485
                                   ===============     ===============

 Adjusted debt to EBITDAR                      2.1                 2.1

 * At the beginning of fiscal 2007, the Company converted the majority of its vehicles accounted for as operating leases to capital leases.

 Selected Cash Flow Information
 (in thousands)

                         16 Weeks    16 Weeks    52 Weeks    52 Weeks
                           Ended       Ended       Ended       Ended
                         August 25,  August 26,  August 25,  August 26,
                            2007       2006        2007        2006
                         ---------   ---------   ---------   ---------

 Depreciation            $  50,806   $  44,865   $ 159,411   $ 139,465
 Capital spending        $  66,714   $  81,412   $ 224,474   $ 263,580

 Cash flow before share
   repurchases:
 Net increase (decrease)
   in cash and cash
   equivalent            $   4,081   $   7,590   $  (4,904)  $  16,748
 Subtract increase
   (decrease) in debt       (3,324)     32,032      78,461      (4,693)
 Subtract share
   repurchases            (297,423)   (339,955)   (761,887)   (578,066)
                         ---------   ---------   ---------   ---------

 Cash flow before share
   repurchases and
   changes in debt       $ 304,828   $ 315,513   $ 678,522   $ 599,507
                         =========   =========   =========   =========

 Other Selected Financial Information
 (in thousands)

                                   August 25, 2007     August 26, 2006
                                   ---------------     ---------------
 Cumulative share repurchases ($)  $     5,441,719     $     4,679,832
 Remaining share authorization ($) $       458,281     $       220,168

 Cumulative share repurchases
   (shares)                                 99,254              93,222
 Shares outstanding, end of
   quarter                                  65,960              71,082
 ---------------------------------------------------------------------
                                    52 Weeks Ended      52 Weeks Ended
                                   August 25, 2007     August 26, 2006
                                   ---------------     ---------------
 Net income                        $       595,672     $       569,275
 Add:  After-tax interest                   75,793              68,089
       After-tax rent                       97,050              90,808
                                   ---------------     ---------------
 After-tax return                          768,515             728,172

 Average debt                            1,955,652           1,909,011
 Average capital lease obligations**        30,538                  --
 Average equity                            478,853             510,657
 Add : rent x 6                            915,138             863,328
                                   ---------------     ---------------
 Pre-tax invested capital           $    3,380,181     $     3,282,996
                                   ===============     ===============
 Return on Invested Capital (ROIC)           22.7%               22.2%
 ---------------------------------------------------------------------

 **Average of the capital lease obligations relating to vehicle capital leases entered into at the beginning of fiscal 2007 is computed as the average over the trailing 13 periods. Rent expense associated with the vehicles prior to the conversion to capital leases is included in the rent for purposes of calculating return on invested capital.

 AutoZone's 4th Quarter Fiscal 2007
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------

                            16 Weeks Ended          52 Weeks Ended
                         Aug. 25,    Aug. 26,    Aug. 25,     Aug. 26,
                           2007        2006        2007        2006
                        ----------  ----------  ----------  ----------
 Domestic stores:
   Store count:
   Stores opened                53          69         160         185
   Stores closed                 1           1           1           2
   Re-opened
    hurricane stores            --           4           3           9
   Hurricane-related
    store closures              --           4          --          13
   Replacement stores            3           7          18          18
   Total domestic
    stores                   3,933       3,771       3,933       3,771

   Stores with
    commercial sales         2,182       2,134       2,182       2,134

   Square footage
    (in thousands):         25,135      24,016      25,135      24,016
   Square footage
    per store                6,391       6,369       6,391       6,369
 Mexico stores:
   Stores opened                13           8          23          19
   Total stores in
    Mexico                     123         100         123         100

 Total stores chainwide      4,056       3,871       4,056       3,871

 Sales Statistics (Domestic Stores Only)
 --------------------------------------

                            16 Weeks Ended          52 Weeks Ended
                         Aug. 25,    Aug. 26,    Aug. 25,     Aug. 26,
                           2007        2006        2007        2006
                        ----------  ----------  ----------  ----------

 Total retail
  sales ($ in
  thousands)            $1,676,501  $1,632,545  $5,160,511  $4,989,265
   % Increase vs. LY
    retail sales              2.7%        2.9%        3.4%        4.0%
 Total commercial
  sales ($ in
  thousands)            $  224,794  $  223,714  $  705,567  $  708,714
   % Increase vs. LY
    commercial sales          0.5%       (2.6%)      (0.4%)      (1.3%)

 Sales per average
  store ($ in
  thousands)            $      487  $      497  $    1,523  $    1,548
 Sales per average
  square foot           $       76  $       78  $      239  $      243

                           16 Weeks Ended          52 Weeks Ended
                         Aug. 25,    Aug. 26,    Aug. 25,     Aug. 26,
                           2007        2006        2007        2006
                        ----------  ----------  ----------  ----------

 Same store sales            (0.2%)      (0.9%)       0.1%         0.4%

 Inventory Statistics (Total Stores)
 ----------------------------------

                           as of      as of
                          Aug. 25,   Aug. 26,
                           2007        2006
                        ----------  ----------
 Accounts payable/
  inventory                  93.2%       92.0%

 ($ in thousands)
 Inventory*             $2,007,430  $1,846,650
 Pay-on-scan
  inventory                 22,387      92,142
                        ----------  ----------
 Adjusted inventory     $2,029,817  $1,938,792

 Adjusted inventory
  per store             $      500  $      501

 Net inventory (net
  of payables)          $  136,762  $  146,983
 Net inventory  /
  store                 $       34  $       38

                             52 Weeks Ended
                          Aug. 25,   Aug. 26,
                           2007        2006
                        ----------  ----------
 Inventory turns**             1.6 x       1.7 x

 *    This is reported balance sheet inventory

 ** Inventory turns is calculated as cost of sales divided by the average of the beginning and ending merchandise inventories. The calculation includes cost of sales related to pay-on-scan sales, which were $85.4MM for the trailing 52 weeks ended August 25, 2007 and
 $198.1MM for the trailing 52 weeks ended August 26, 2006.

CONTACT: AutoZone, Inc.
         Financial:
         Brian Campbell
           (901) 495-7005
           brian.campbell@autozone.com
         Media:
         Ray Pohlman
           (901) 495-7962
           ray.pohlman@autozone.com